Exhibit 99.2

RECENT DEVELOPMENTS

Changes in Our Management

Effective as of November 10, 2004, Randolph C. Blazer ceased to serve as our Chairman of the Board of Directors, President and Chief Executive Officer and director. In connection with Mr. Blazer’s separation from our company, we entered into a Severance and Consulting Agreement with Mr. Blazer, which is described in our Current Report on Form 8-K filed on November 17, 2004 and incorporated by reference into this offering memorandum. Roderick C. McGeary, one of our directors who had been serving as the Presiding Director of our Board of Directors and who served as our co-Chief Executive Officer and co-President from August 1999 until April 2000, has been appointed to serve as our Chairman of the Board of Directors and Chief Executive Officer on an interim basis. Mr. McGeary and the Compensation Committee of our Board of Directors agreed on an executive compensation program under which Mr. McGeary will be compensated for his service as our Chairman and Chief Executive Officer. The material terms of Mr. McGeary’s compensation program are described in our Current Report on Form 8-K filed on November 24, 2004, which is incorporated by reference into this offering memorandum.

Effective as of November 30, 2004, Robert S. Falcone ceased to serve as our Executive Vice President and Chief Financial Officer. While we engage in a search for a new Chief Financial Officer, two of our senior executives, Jeffrey M. Anderson and Thomas G. Wilde, have been reassigned to assume key finance responsibilities.

Credit Rating Downgrades

On December 15, 2004, Moody’s downgraded our issuer rating from Baa3 to Ba2 with a stable outlook. Also, on December 15, 2004, Standard & Poor’s downgraded our corporate credit and senior unsecured ratings from BBB- to BB+ with a negative outlook.

2004 Credit Facility

Concurrent with the closing of this offering, we will enter into a new senior revolving credit facility (the “2004 Credit Facility”). For a discussion of the terms of the new revolving credit facility, see “Description of the 2004 Credit Facility” in this offering memorandum.

Fourth Quarter Charges

In connection with the early repayment of our senior notes, we will pay a make-whole premium, incur other expenses and write-off unamortized issuance costs relating to our senior notes, aggregating approximately $27 million that will be charged to earnings in the fourth quarter of 2004.

Litigation and Related Matters

Peregrine Investigations and Litigation: We have received a subpoena from the U.S. Securities and Exchange Commission (“SEC”) and requests for documents and information from the U.S. Attorney’s Office for the Southern District of California regarding certain software resale transactions with Peregrine Systems, Inc. in the period 1999 – 2001. On November 16, 2004, Larry Rodda, a former employee, pled guilty to one count of criminal conspiracy in connection with the transactions that are the subject of the government inquiries. Mr. Rodda also was named in a civil suit brought by the SEC. We were not named in the indictment or civil suit, and are cooperating with the government investigations.

We have been named as a defendant in several civil lawsuits regarding the Peregrine software resale transactions, in which purchasers and other individuals who acquired Peregrine stock allege that we participated in or aided and abetted a fraudulent scheme by Peregrine to inflate Peregrine’s stock price. Specifically, we have been named as a defendant in the following actions: Ariko v. Moores (Superior Court, County of San Diego), Allocco v. Gardner (Superior Court, County of San Diego), Bains v. Moores (Superior Court, County of San Diego) and In re Peregrine Systems Inc. Securities Litigation (U.S. District Court for the Southern District of California). Litigation against us based on the same or similar claims also has been threatened by additional

Peregrine shareholders and by the Peregrine Litigation Trustee, who assumed certain claims following Peregrine’s emergence from bankruptcy protection in 2003. Our former parent KPMG LLP also has sought indemnity from us for certain liability it may face in the same litigations. We have answered the complaint in the Ariko matter and have sought dismissal of the Allocco and In re Peregrine Systems Inc. Securities Litigation complaints for failure to state a claim. We believe that in some of these actions we may face liability, but in amounts that are not material to our overall financial condition although the amounts could be material to the quarterly periods in which any liability is incurred. In other actions and threatened actions, including In re Peregrine Systems Securities Litigation, we believe we have meritorious defenses and intend to vigorously defend against the claims. Overall, however, we cannot predict the outcome in or total exposure we may face arising out of the various actual or threatened claims.

Core Financial Logistics System: There is an ongoing investigation of the Core Financial Logistics System (“CoreFLS”) project by the Inspector General’s Office (“VA  IG”) of the Department of Veterans Affairs and by the U.S. Attorney for the Central District of Florida. We do not believe that we are a subject or target of either investigation. To date, we have been issued two subpoenas in this matter seeking the production of documents relating to the CoreFLS project. We have cooperated and continue to cooperate with the investigation. To date neither the VA  IG nor the U.S. Attorney has made any contractual claims or allegations of wrongdoing against us and we believe that we complied with all of our obligations on the CoreFLS contract. An earlier report by the VA  IG, dated August 11, 2004, has not identified or alleged any criminal conduct on our behalf. Given the early stage of the investigation, however, we cannot predict the outcome at this time.

Restructuring Plans

We intend to reduce our overall office space in an effort to eliminate excess capacity in specific locations and to align our office space usage with our current workforce and the needs of our business. During the first half of calendar year 2005, we expect to incur approximately $57-$67 million in restructuring charges for lease, facilities and other exit costs (including the write-off of the net book value of leasehold improvements in these offices). Our office space reduction efforts are expected to result in a reduction of our calendar year 2005 occupancy costs of approximately $15-$20 million. In addition, we are in the process of evaluating whether it is preferable to restructure the operations of a limited number of our foreign subsidiaries where we do not expect that our operations will be profitable in the foreseeable future. However, we may continue to provide services in those countries through other subsidiaries of ours. The restructuring of the operations could involve reducing the size of, or selling or liquidating, the operations. We are currently evaluating the costs associated with restructuring such operations, and we estimate that such costs during calendar year 2005 would be in the range of $10-$13 million.

Liquidity and Capital Resources

We have executed a commitment letter with Banc of America Securities LLC, Bank of America, N.A., J.P. Morgan Securities Inc., and JPMorgan Chase Bank under which Bank of America, N.A. and JPMorgan Chase Bank have agreed to underwrite the 2004 Credit Facility. Each of the Lenders (the “Lenders”) has agreed to provide up to $200.0 million of this facility, which is expected to provide for up to $400.0 million in revolving credit, all of which will be available for issuance of letters of credit (subject to restrictions). Our borrowings under the 2004 Credit Facility are limited to $150 million until we deliver to Bank of America, N.A., as administrative agent, our audited financial statements for the fiscal year ending December 31, 2004 and file our Form 10-K for that fiscal year, provided that we do so within 120 days of the end of the fiscal year. See “Risk Factors—Risks that Relate to Our Accounting and Internal Controls”. The commitments by the Lenders are subject to a number of terms and conditions, including negotiation of definitive loan documents, satisfactory completion of due diligence, the closing of this offering of at least $350.0 million of Debentures, concurrent prepayment in full of our Senior Notes or the setting aside in escrow of the cash necessary to make such prepayments, termination and repayment of our existing revolving credit facility, termination of our accounts receivables financing facility, and the absence of any material adverse changes to the Company. The proceeds of the 2004 Credit Facility will be used for capital expenditures and for working capital and general corporate purposes, to repay a portion of our existing revolving credit facility and to pay related transaction costs. In addition, as discussed below, we intend to borrow approximately $20.0 million to $30.0 million in February 2005 to pay KPMG LLP for the sale and transfer of certain capital assets. For a more detailed description of the terms and conditions of the 2004 Credit Facility, see “Description of the 2004 Credit Facility” in this offering memorandum.

As our business has failed to generate positive cash flows from operations in some recent periods, we may need to borrow additional funds under the 2004 Credit Facility to fund our operations. Our days sales outstanding increased from 63 days at September 30, 2003 to 80 days at September 30, 2004. Days sales outstanding represents the trailing twelve months revenue divided by 365 days, which is divided into the consolidated accounts receivables, unbilled revenue and deferred revenue balances to arrive at days sales outstanding at a point in time. Our days sales outstanding increased during the nine months ended September 30, 2004 due to a delay in our billings process caused by the conversion of our North American financial accounting system. Our days sales outstanding slightly increased during October and November 2004.

The 2004 Credit Facility (which is secured by substantially all of our assets) matures 150 days after closing of the 2004 Credit Facility, which is expected to close concurrently with this offering. At that time, we must repay any outstanding borrowings. In connection with the closing of this offering we will also terminate our accounts receivable financing facility, which currently has no outstanding balance. Prior to the expiration of the 2004 Credit Facility, we intend to enter into a new senior long-term credit facility to refinance amounts due under the 2004 Credit Facility. Bank of America and JPMorgan have stated that they intend to assist us in our efforts to enter into the senior long-term credit facility, but they are under no binding obligation to do so. There can be no assurance that we will be able to enter, or will enter, into a new senior long-term credit facility on satisfactory terms or at all. If we are unable to refinance amounts due under the 2004 Credit Facility, our ability to make payments of principal of, to pay interest on, or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, including our ability to generate sufficient cash flows from operations and our ability to successfully take one or more of the actions set forth below. We do not believe that our cash flows from operations alone will be sufficient to support those payments and otherwise satisfy our obligations. If we are unable to service or repay our indebtedness under the 2004 Credit Facility, whether in the ordinary course of business, at maturity, or upon acceleration of such indebtedness, we may be forced to pursue one or more alternative strategies, such as restructuring or refinancing our indebtedness, selling assets, reducing or delaying capital expenditures, seeking additional equity capital, or taking other special measures. There can be no assurance that any of these strategies could be effected on satisfactory terms, on a timely basis to service or repay our indebtedness, if at all.

On January 31, 2003, our Japanese subsidiary entered into a 2 billion yen-denominated term loan. Scheduled principal payments are every six months through July 31, 2005 in the amount of 334.0 million yen and include a final payment of 330.0 million yen on January 31, 2006. The term loan is unsecured, does not contain any financial covenants, and is not guaranteed by BearingPoint. At September 30, 2004, the balance outstanding under the 2 billion yen-denominated term loan was approximately 998.0 million yen (approximately $9.1 million). In connection with this line of credit, we agreed to seek the consent of the lender prior to reducing our interest in the subsidiary-borrower below 100%.

On June 30, 2003, our Japanese subsidiary entered into a 1 billion yen-denominated term loan. Scheduled principal payments are every six months through December 31, 2005 in the amount of 167.0 million yen and include a final payment of 165.0 million yen on June 30, 2006. The term loan is unsecured, does not contain financial covenants, and is not guaranteed by BearingPoint. At September 30, 2004, the balance outstanding under the 1 billion yen-denominated term loan was 666.0 million yen (approximately $6.1 million). In connection with this line of credit, we agreed to seek consent of the lender prior to reducing our interest in the subsidiary-borrower below 100%.

We have additional borrowing arrangements available through our Japanese subsidiary, including a 1.35 billion yen-denominated revolving line of credit facility (approximately $12.3 million as of September 30, 2004) and a 0.5 billion yen-denominated overdraft line of credit facility (approximately $4.5 million as of September 30, 2004). The facilities, which mature on August 31, 2005, are unsecured, do not contain financial covenants and are not guaranteed by BearingPoint. At September 30, 2004, the balance outstanding under the facilities was approximately 1.0 billion yen (approximately $9.1 million).

Our liquidity will also be affected by our transition services agreement with KPMG LLP. Under the transition services agreement with KPMG LLP (which terminated on February 8, 2004 for most non-technology services and terminates no later than February 8, 2005 for technology-related services and certain non- technology related services), we contracted to receive certain infrastructure support services from KPMG LLP until we complete the build-out of our own infrastructure. If we terminate services prior to the end of the term for such services, we may be obligated to pay KPMG LLP termination costs, as defined in the transition services agreement, incurred as a result of KPMG LLP winding down and terminating such services. We and KPMG LLP have agreed that during the term of the transition services agreement the parties will work together to minimize any termination costs (including transitioning personnel and contracts from KPMG LLP to us), and we will wind down our receipt of services from KPMG LLP and develop our own internal infrastructure and support capabilities or seek third party providers of such services.

At this time there are no services that were terminated prior to September 30, 2004 for which termination costs remain unknown. The amount of termination costs that we will pay to KPMG LLP depends upon the timing of service terminations, the ability of the parties to work together to minimize the costs, and the amount of payments required under existing contracts with third parties for services provided to us by KPMG LLP and which can continue to be obtained directly by us thereafter. The amount of termination costs that we will pay to KPMG LLP under the transition services agreement with respect to services that are terminated after September 30, 2004 cannot be reasonably estimated at this time.

Based on information currently available, we anticipate paying KPMG LLP approximately $20.0 million to $30.0 million for the sale and transfer of additional capital assets (such as computer equipment, furniture and leasehold improvements) used by us under the transition services agreement. We expect to pay these amounts in February 2005 using borrowings under the 2004 Credit Facility.

In the normal course of business, we have indemnified third parties and have commitments and guarantees under which we may be required to make payments in certain circumstances. These indemnities, commitments and guarantees include: indemnities of KPMG LLP with respect to the consulting business that was transferred to us in January 2000; indemnities to third parties in connection with surety bonds; indemnities to various lessors in connection with facility leases; indemnities to customers related to intellectual property and performance of services subcontracted to other providers; and indemnities to directors and officers under our organizational documents. The duration of these indemnities, commitments and guarantees varies, and in certain cases, is indefinite. Certain of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments we could be obligated to make. We have never incurred material costs to settle claims or defend lawsuits related to these indemnities, commitments and guarantees. As a result, the estimated fair value of these agreements is minimal. Accordingly, no liabilities have been recorded for these agreements as of September 30, 2004.

Some of our Public Services clients, largely in the state and local market, require us to obtain surety bonds, letters of credit or bank guarantees in support of client engagements. As of September 30, 2004, we had approximately $162.8 million of outstanding surety bonds and $31.9 million of outstanding letters of credit and bank guarantees for client engagements for which we may be required to make future payment. We expect that our surety bond requirements and our other credit support arrangements will increase to approximately $ 171.1 million and $33.0 million, respectively, as of December 31, 2004, and approximately $261.5 million and $228.0 respectively, as of June 30, 2005.

The issuers of our outstanding surety bonds may, at any time, require that we post collateral as security to support these obligations. As a result of the recent credit rating downgrades, we expect that issuers of our surety bonds will require us to post collateral. As of December 31, 2004, if all of the issuers of our surety bonds were to exercise this right, we would be required to deposit or advance approximately $93.0 million in cash collateral or to provide $93.0 million of letters of credit. If this development were to occur, we expect to use the letters of credit available under the 2004 Credit Facility to support these obligations. Due to expected growth among our Public Services clients in 2005, we may be subject to greater cash or letter of credit collateral demands from our surety bond issuers which, in turn, could materially and adversely affect our liquidity.

We continue to actively manage client billings and collections and maintain tight controls over discretionary spending. We believe that the cash provided from operations, borrowings available under the 2004 Credit Facility and the planned syndication of a long term revolving credit facility for the purpose of refinancing the 2004 Credit Facility, existing cash balances and continued access to the capital markets will be sufficient to meet working capital and capital expenditure needs for at least the next twelve months. As discussed more fully above, our ability to meet working capital and capital expenditure needs for at least the next twelve months and for the long term is subject to our ability to refinance the 2004 Credit Facility or access the capital markets. See “Risk Factors—Risks that Relate to Our Liquidity—There can be no assurance that we will be able to refinance the 2004 Credit Facility before it matures in May 2005.”